SOUTHERN CALIFORNIA BANCORP

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by [TBD] p.m., PDT, on [TBD], 2024.

Online
Go to **www.envisionreports.com/BCAL** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BCAL

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Shareholder Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

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Proposal	For	Against	Abstain
1. **Approval of Merger and Merger Agreement.** Approval of Merger and Merger Agreement. To approve the principal terms of the Agreement and Plan of Merger and Reorganization dated as of January 30, 2024 (the "merger agreement"), by and between Southern California Bancorp and California BanCorp, and the transactions contemplated by the merger agreement, including the merger of California Bancorp with and into Southern California Bancorp, with Southern California Bancorp surviving (the "merger"), followed immediately thereafter by the merger of California BanCorp's wholly owned subsidiary, California Bank of Commerce, with and into Southern California Bancorp's wholly owned subsidiary,Bank of Southern California, N.A., surviving.	☐	☐	☐
2. **Approval of Bylaw Amendment.** Approval of Bylaw Amendment. To approve an amendment to the Southern California Bancorp bylaws to change the allowable range of members of the board of directors to seven (7) to thirteen (13) from its current range of six (6) to eleven (11).	☐	☐	☐
3. **Approval of Name Change.** To approve an amendment to the Southern California Bancorp articles of incorporation to change the name of Southern California Bancorp from "Southern California Bancorp" to "California BanCorp.	☐	☐	☐
4. **Approval of Articles Amendment.** To approve an amendment to the Southern California Bancorp articles of incorporation to remove Article Eight to remove the board super majority approval requirement for certain stock issuances.	☐	☐	☐
5. **Adjournment.** To approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger and merger agreement.	☐	☐	☐

B Authorized Signatures - This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, trustee, or other representative capacity, please give your full title. If more than one shareholder, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2024 Special Meeting Admission Ticket

2024 Special Meeting of Shareholders of Southern California Bancorp

[TBD], 2024, [TBD] a.m., PDT
Southern California Bancorp Headquarters
12265 El Camino Real, Suite 210, San Diego, CA 92130

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BCAL

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SOUTHERN CALIFORNIA BANCORP

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) David I. Rainer and Manisha K. Merchant, and each of them, as proxy for the undersigned (the "Proxy Holders"), with full power of substitution and revocation, to represent and to vote, as designated on the reverse side of this ballot, all shares of the common stock of Southern California Bancorp (the "Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held on [TBD], 2024, at [TBD] a.m. PDT, at 12265 El Camino Real, Suite 210, San Diego, CA 92130, upon the following items as set forth in the Notice of Special Meeting of Shareholders and according to their discretion upon all other matters that may be properly presented for action at the Special Meeting or at any adjournment or adjournments thereof. The undersigned may revoke this proxy at any time prior to its exercise.

This proxy, when properly executed and returned to the Company, will be voted in the manner directed. In the event that no such direction is given hereon and this proxy is not subsequently revoked or superseded, the Proxy Holders intend to vote "FOR" the Approval of Merger and Merger Agreement (Proposal 1), "FOR" the Approval of Bylaw Amendment (Proposal 2), "FOR" the Approval of Name Change (Proposal 3), "FOR" the Approval of Articles Amendment (Proposal 4) and "FOR" the Adjournment (Proposal 5).

To assure a quorum, you are urged to date, complete, and sign this proxy and mail it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

PLEASE PROMPTLY COMPLETE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE FOLLOWING THE ELECTRONIC VOTING INSTRUCTIONS.